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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                 --------------

                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                              HRPT PROPERTIES TRUST
                           --------------------------
             (Exact Name of Registrant as Specified in its Charter)

               MARYLAND                                  04-6558834
         --------------------                        ----------------
(State of Incorporation or Organization)    (I.R.S. Employer Identification No.)


           400 CENTRE STREET
         NEWTON, MASSACHUSETTS                             02458
     ----------------------------                        ----------
(Address of Principal Executive Offices)                 (Zip Code)

If this form relates to the               If this form relates to the
registration of a class of securities     registration of a class of securities
pursuant to Section 12(b) of the          pursuant to Section 12(g) of the
Exchange Act and is effective             Exchange Act and is effective
pursuant to General Instruction           pursuant to General Instruction A.(d),
A.(c), please check the following         please check the following
box.  /X/                                 box.  / /


Securities Act registration statement file number to which this
   form relates:     333-56051
                    -------------
                  (if applicable)

Securities to be registered pursuant to Section 12(b) of the Act:

      Title of Each Class                    Name of Each Exchange on Which
      to be so Registered                    Each Class is to be Registered
      -------------------                    ------------------------------
9 7/8% SERIES A CUMULATIVE REDEEMABLE           NEW YORK STOCK EXCHANGE
       PREFERRED SHARES


Securities to be registered pursuant to Section 12(g) of the Act:

                                      NONE
                              --------------------
                                (Title of Class)


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ITEM 1.  DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

         A description of the 9 7/8% Series A Cumulative Redeemable Preferred Shares, $.01 par value per share (the "Series A Preferred Shares"), of HRPT Properties Trust (the "Registrant") is contained in the Prospectus dated June 15, 1998 (File No. 333-56051), as supplemented by the Prospectus Supplement dated February 16, 2001 filed with the Securities and Exchange Commission pursuant to Rule 424(b)(5) under the Securities Act of 1933, as amended. Such Prospectus, as so supplemented, is incorporated herein by reference.

ITEM 2.  EXHIBITS.

Exhibit
Number   Description of Exhibit
-------  ----------------------

1.1 Composite copy of the Third Amended and Restated Declaration of Trust dated July 1, 1994, as amended to date, of the Registrant. (INCORPORATED BY REFERENCE TO THE REGISTRANT'S CURRENT REPORT ON FORM 8-K DATED JULY 1, 1998)

1.2 Articles Supplementary dated November 4, 1994 to the Third Amendment and Restatement of Declaration of Trust dated July 1, 1994 creating the Junior Participating Preferred Shares. (INCORPORATED BY REFERENCE TO THE REGISTRANT'S CURRENT REPORT ON FORM 8-K DATED MAY 27, 1998)

1.3 Articles Supplementary dated May 13, 1997 to the Third Amendment and Restatement of Declaration of Trust dated July 1, 1994 increasing the Junior Participating Preferred Shares. (INCORPORATED BY REFERENCE TO THE REGISTRANT'S CURRENT REPORT ON FORM 8-K DATED
         MAY 27, 1998)

1.4 Articles Supplementary dated May 22, 1998 to the Third Amendment and Restatement of Declaration of Trust dated July 1, 1994 increasing the Junior Participating Preferred Shares. (INCORPORATED BY REFERENCE TO THE REGISTRANT'S CURRENT REPORT ON FORM 8-K DATED
         MAY 27, 1998)

1.5 Articles Supplementary dated May 10, 2000 to the Third Amendment and Restatement of Declaration of Trust dated July 1, 1994. (INCORPORATED BY REFERENCE TO THE REGISTRANT'S QUARTERLY REPORT ON FORM 10-Q DATED MAY 12, 2000)

1.6 Articles Supplementary dated February 16, 2001 to the Third Amendment and Restatement of Declaration of Trust dated July 1, 1994 relating to the 9 7/8% Series A Cumulative Redeemable Preferred Shares. (INCORPORATED BY REFERENCE TO THE REGISTRANT'S CURRENT REPORT ON
         FORM 8-K DATED FEBRUARY 16, 2001)

1.7 Amended and Restated By-Laws, as amended to date, of the Registrant. (INCORPORATED BY REFERENCE TO THE REGISTRANT'S QUARTERLY REPORT ON FORM 10-Q DATED MAY 12, 2000)

1.8 Form of temporary 9 7/8% Series A Cumulative Redeemable Preferred Share Certificate. (INCORPORATED BY REFERENCE TO THE REGISTRANT'S CURRENT REPORT ON FORM 8-K DATED FEBRUARY 16, 2001)



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                                    SIGNATURE

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                      HRPT PROPERTIES TRUST



Date: February 16, 2001               By:   /s/ John C. Popeo
                                          -----------------------------------
                                          John C. Popeo
                                          Treasurer and Chief Financial Officer






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